Exhibit 10.6

Form of

Voting and Lock-Up Agreement

Vitesse Semiconductor Corporation

Debt Conversion

October 16, 2009

Vitesse Semiconductor Corporation

741 Calle Plano

Camarillo, CA  93012

Attention: General Counsel and Chief Financial Officer

Ladies and Gentlemen:

This Voting and Lock-up Agreement (this “Agreement”) is being delivered to you in connection with the Debt Conversion Agreement dated as of the date hereof (the “Conversion Agreement”) between Vitesse Semiconductor Corporation (the “Company”) and the holders of the Company’s 1.50% Convertible Subordinated Debentures due 2024 (the “Notes”) signatory thereto (each, a “Noteholder”), pursuant to which each Noteholder has agreed to exchange its Notes and the Company shall issue to each Noteholder, as applicable, a combination of cash, shares of the Company’s common stock, par value $0.01 (the “Common Stock”) and the Company’s 8% Convertible Second Lien Debentures due 2014 (the “New Notes”) and, to certain of the Noteholders, shares of the Company’s Series B Participating Non-Cumulative Convertible Preferred Stock (the “Preferred Shares” and together with the Common Stock and New Notes issued pursuant to the Conversion Agreement, the “New Securities”).

The undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on the earlier of (i) the record date (the “Record Date”) (inclusive) as identified in a notice of special meeting of the stockholders to be provided to the Company’s stockholders in connection with a proposed amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock (the “Amendment”), (ii) the date that is three weeks from the issuance of the New Securities or (iii) November 15, 2009, the undersigned will not, subject to the terms hereof, sell or transfer any shares of Common Stock issued to the undersigned pursuant to the Conversion Agreement (including any shares of Common Stock issued upon conversion of the New Notes or Preferred Shares) (the “Locked-Up Securities”). Notwithstanding the above, the undersigned may sell or transfer all or a portion of the Locked-Up Securities if the transferee of such Locked-Up Securities executes a Voting and Lock-Up Agreement with respect to such Locked-Up Securities substantially in the form hereof..  For the avoidance of doubt, this Agreement shall not restrict or limit in any way the pledge, sale of option or contract to purchase or sell, loan, or swap, of the Locked-Up Securities.

The undersigned further agrees, to the extent the undersigned beneficially owns, and is entitled to vote or cause to be voted, the Locked-up Securities, to vote, or cause to be voted, the Locked-Up Securities, in whatever manner as shall be necessary to ensure, that at each special meeting of the Company’s stockholders at which there is a vote to consider the proposed Amendment, the undersigned will vote to approve such Amendment.

The undersigned hereby constitutes and appoints the Chief Executive Officer and the Chief Financial Officer of the Company, and each of them, with full power of substitution, as the proxies of the parties, solely with respect to the matters set forth herein the approval of the Amendment, and hereby authorizes each of them to represent and to vote the Locked-up Securities solely with respect to the Amendment, and with respect to no other matter (and reserves the right to vote or cause the Locked-Up Securities to be voted on any other matter), if and only if the undersigned (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is not in favor of the Amendment, all of such party’s Locked-Up Securities (to the extent the undersigned beneficially owns, and is entitled to vote or cause to be voted, the Locked-up Securities)  in favor of the approval of the Amendment in accordance with the terms and provisions of this Agreement.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant its terms.  Each party hereto hereby revokes any and all previous proxies with respect to the shares of Locked-Up Securities  and shall not hereafter, unless and until this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect the Locked-Up Securities , deposit any Locked-Up Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Locked-Up Securities , in each case, with respect to any of the matters set forth herein.  For the avoidance of doubt, the undersigned may sell any or all Locked-Up Securities without any restriction after the Lock-Up Period.

The undersigned hereby acknowledges and agrees that the breach of this Agreement by the undersigned would cause irreparable damage to the Company and that the Company will not have an adequate remedy at law; therefore, the obligations of the undersigned under this Agreement shall be enforceable by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreementor otherwise.

If for any reason the Conversion Agreement shall be terminated prior to the Closing Date (as such term is defined in the Conversion Agreement), this Agreement shall likewise be terminated. Otherwise, this Agreement shall terminate on the earliest of (i) February 1, 2011 and (ii) the approval of the Amendment.

The undersigned shall have no obligation to the Company except as expressly contained herein.  The undersigned is delivering this letter on the condition the Conversion Agreement is fully executed and effective as of the date hereof.

The undersigned further agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Locked-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Voting and Lock-Up Agreement as of the date first above written.

Very truly yours,

[HOLDER]

By:
Name:
Title: